UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Kabushiki Kaisha Robot Consulting

(Exact name of registrant as specified in its charter)

Robot Consulting Co., Ltd.

(Translation of Registrant’s name into English)

Japan	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Le Graciel Building 2, 6th Floor

5-22-6 Shinbashi, Minato Ward

Tokyo, 105-0005, Japan

+81 3-6280-5477

(Address of principal executive offices) (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American depositary shares, each representing one ordinary share	The NASDAQ Stock Market LLC
Ordinary shares*	The NASDAQ Stock Market LLC

* Not for trading, but only in connection with the listing of the American depositary shares on The NASDAQ Stock Market LLC. Each American depositary share represents one ordinary share.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333- 284875 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities of Robot Consulting Co., Ltd. (the “Registrant”) to be registered hereunder is set forth under “DESCRIPTION OF SHARE CAPITAL” and “DESCRIPTION OF AMERICAN DEPOSITARY SHARES” in the Registrant’s registration statement on Form F-1 (File No. 333-284875) originally filed with the U.S. Securities and Exchange Commission on February 12, 2025, as amended by any amendments to such registration statement and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 9, 2025

Robot Consulting Co., Ltd.

By:	/s/ Hidetoshi Yokoyama
Name:	Hidetoshi Yokoyama
Title:	Representative Director and Chairman

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